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                                                                    Exhibit 23.2


          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the use in this Registration Statement of FBO Air, Inc. on Form SB-2 of our report dated March 18, 2005 relating to the consolidated financial statements of FBO Air, Inc. and Subsidiary, which report includes an explanatory paragraph as to an uncertainty with respect to the FBO Air, Inc. and Subsidiary's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Interest of Named Experts and Counsel".




New York, New York
June 13, 2005